Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Michael J. Koss
OCTOBER 19, 2010		President & CEO
(414) 964-5000
mjkoss@koss.com

Koss Reports Positive First Quarter Earnings

Milwaukee, Wisconsin:  Koss Corporation (NASDAQ SYMBOL: KOSS), the U.S. based high-fidelity stereophone company, announced results for its first quarter for the period ending September 30, 2010.

Sales for the first quarter were $10,032,134 compared to $11,614,645 for the same period one year ago, a 14% reduction.  Net income was $562,859, compared to a loss of $1,593,750 for the first quarter last year.  Diluted earnings per share were $0.08 compared with a loss of $0.22 per share one year ago.

“Export sales did not achieve last year’s first quarter highs and U.S. retail sales dipped slightly in the first quarter,” Michael J. Koss, President and CEO, told employees here today.  “Nonetheless we are encouraged by the fact that increases in our new domestic retail business are on track to offset the sales reduction at one large domestic retailer.”

Koss went on to explain that the net loss from the first quarter last year was primarily attributable to the previously reported unauthorized transactions surrounding the embezzlement by the Company’s former Vice President of Finance.  Koss stated that expenses related to legal actions surrounding the embezzlement were still significant, but added that the Company expects to make some recoveries from the sale of over 25,000 items seized by federal law enforcement officials.

“Tight credit in Europe and increasing freight rates remain a concern,” Koss continued. “We are, however, more optimistic about the potential for this fiscal year than we were at this time last year.”

The Company paid a dividend of $0.06 cents per share on October 15, 2010, to shareholders of record on September 30, 2010.

Koss Corporation markets a complete line of high-fidelity stereophones, speaker-phones, computer headsets, telecommunications headsets, active noise canceling stereophones, wireless stereophones, and compact disc recordings of American Symphony Orchestras on the Koss Classics label.

This press release contains forward-looking statements.  These statements relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “forecasts,” “expects,” “plans,” “anticipates,”

“believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of such terms and other comparable terminology.  These statements are only predictions.  Actual events or results may differ materially.  In evaluating forward-looking statements, you should specifically consider various factors that may cause actual results to vary from those contained in the forward-looking statements, such as general economic conditions, in particular, consumer demand for the Company’s and its customers’ products, competitive and technological developments, foreign currency fluctuations, and costs of operations.  Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.  In addition, such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission.

KOSS CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

Three Months Ended September 30,	2010	2009
Net sales	$10,032,134	$11,614,645
Cost of goods sold	5,670,525	5,964,673
Gross profit	4,361,609	5,649,972
Operating Expenses:
Selling, general and administrative expenses	3,104,664	2,739,298
Unauthorized transactions	—	5,324,164
Unauthorized transaction related costs and recoveries, net	266,284	—
Total Operating Expenses	3,370,948	8,063,462
Income (loss) from operations	990,661	(2,413,490)
Other Income (Expense):
Interest income	20	3
Interest expense	(104,660)	(58,978)
Total Other (Expense), net	(104,640)	(58,975)
Income (loss) before income tax provision (benefit)	886,021	(2,472,465)
Income tax provision (benefit)	323,162	(878,715)
Net income (loss)	$562,859	$(1,593,750)
Earnings (loss) per common share:
Basic	$0.08	$(0.22)
Diluted	$0.08	$(0.22)
Dividends declared per common share	$0.06	$0.065

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